Exhibit 12.1

CERTIFICATION

I, Wong Wah On Edward, certify that:

1.

I have reviewed this Amendment No. 1 to the annual report on Form 20-F of China Natural Resources, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 15, 2020

/s/ Wong Wah On Edward

Wong Wah On Edward

Chief Executive Officer